                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement            [ ]  Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12

                          FIRST COMMERCIAL CORPORATION
      ------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)


      ------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title or each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                        FIRST COMMERCIAL CORPORATION
                          400 West Capitol Avenue
                        Little Rock, Arkansas  72201

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                               April 15, 1997
                          ------------------------

To the Shareholders of First Commercial Corporation:

    Notice is hereby given that the annual meeting of shareholders of First Commercial Corporation ("Company") will be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas, on Tuesday, April 15, 1997, at 3:00 p.m. local time for the following purposes:

      1.  To elect seven (7) Directors.

      2. To consider and act upon a proposal to approve and ratify the adoption of the 1997 Incentive Stock Plan.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record on February 20, 1997, will be entitled to vote at the meeting or any adjournment thereof.

    The Company's Proxy Statement and 1996 Annual Report to Shareholders are enclosed.

    Shareholders are cordially invited to attend the meeting in person. Management requests that you sign and return the enclosed proxy card as promptly as possible, regardless of whether or not you plan to be present in person. A postage paid envelope is enclosed for your convenience in returning your proxy.

                                         By Order of the Board of Directors,

                                           /s/ Donna Rogers

                                         Donna B. Rogers, Secretary
Little Rock, Arkansas
March 17, 1997

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING BY WRITTEN NOTICE TO THE SECRETARY OF THE BOARD OF DIRECTORS OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         FIRST COMMERCIAL CORPORATION
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         ----------------------------
                                PROXY STATEMENT
                         ANNUAL SHAREHOLDERS MEETING
                                April 15, 1997
                         ----------------------------
         Approximate date proxy material first sent to shareholders:
                                March 17, 1997

                           SOLICITATION OF PROXIES

    This Proxy Statement is furnished to the shareholders of First Commercial Corporation ("Company") in connection with solicitation of proxies for the purposes stated herein by the Company's Board of Directors for use at the annual meeting of shareholders ("Annual Meeting") to be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas, on April 15, 1997, at 3:00 p.m. local time, or any adjournment thereof. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or employees of the Company. All expenses incurred in such solicitation will be paid by the Company. The shares represented by proxy will be voted in accordance with the directions therein, unless the proxy is received in such form or at such time as to render it ineligible to be voted or unless properly revoked. If no directions are given in the proxy, it will be voted "FOR" all of the proposals identified in the proxy and discussed herein. If other matters of business properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment on such matters.

                              REVOCATION OF PROXY

    The Company encourages the personal attendance of shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the same by so informing, in writing, the Secretary of the Board of Directors of the Company at any time prior to its use or by attending the meeting and voting in person.

    The proxy shall not confer the authority to vote at any meeting of shareholders other than the Annual Meeting or any adjournment thereof.

        OUTSTANDING SHARES; VOTING RIGHTS; VOTE REQUIRED FOR APPROVALS

    At the close of business on February 20, 1997, the record date for the meeting, the Company had outstanding 30,177,849 shares of $3.00 par value per share common stock, each of which is entitled to one vote on all matters to be presented at the Annual Meeting. Each nominee for Director, to be elected, must receive a plurality of the votes cast for that position. Cumulative voting for directors is not permitted. Approval and ratification of the Board of Directors' adoption of the 1997 Incentive Stock Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. If shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will count toward the existence of a quorum.

                         PRINCIPAL HOLDERS OF SHARES

    Listed in the following table are those shareholders, as of February 20, 1997, who owned beneficially more than 5% of the Company's common stock and the number of shares owned by the named executive officers in the Summary Compensation Table and by all Directors and Executive Officers as a group:

                                                                                  Percentage of
                       Name and Address of                     Amount of          Common Stock
                         Beneficial Owner                 Beneficial Ownership     Outstanding
             -----------------------------------------    --------------------    -------------
               Charles H. Murphy......................          1,796,193                5.95%
               Union Building, Suite 400
               El Dorado, Arkansas

               Barnett Grace .........................            431,928 <F1>           1.43%

               Jack Fleischauer, Jr. .................             12,897 <F2>            .05%

               Edwin P. Henry ........................            122,973 <F3>            .43%

               Neil S. West ..........................             17,387 <F4>            .06%

               Howard M. Qualls ......................             37,152 <F5>            .13%

               All Directors and Executive Officers
                as a Group ...........................          5,589,614 <F6>          18.38%
----------

<F1> For information with regard to form of ownership, see the footnotes to the table that appears in
     "Election of Directors."

<F2> Includes an interest in 910 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 11,863 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F3> Includes an interest in 27,492 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 82,093 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F4> Includes an interest in 1,589 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 15,384 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F5> Includes an interest in 2,185 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 1,262 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

<F6> Includes interests in 96,526 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 236,703 shares granted under the 1987
     Incentive and Nonqualified Stock Option Plan.

                             ELECTION OF DIRECTORS

    Seven (7) persons have been nominated for election as directors at the Annual Meeting to serve for a term of three years, with the exception of Directors Bowen and Cupp, who have been nominated for a term of one year. Such persons and the eight (8) directors whose terms have not expired will serve as the full Board of Directors of the Company. Should any of the nominees listed below become unavailable for election for any reason, presently unknown, the persons named in the enclosed proxy will vote for the election of such other person or persons as management may recommend. For information regarding the composition of the Company affiliate banks' Boards of Directors, see the listing in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

    The following table presents for each nominee and present director of the Company his or her principal occupation, the number of shares of common stock of the Company beneficially owned at February 20, 1997, and certain other information.

                                                                                       Percentage
                                                                      Common Stock       of Common
           Name and Principal Occupation                 Director     Beneficially         Stock
                 or Employment<F1>                Age     Since         Owned<F2>       Outstanding
         -------------------------------------   -----   --------   -----------------   -----------
     (D) John W. Allison
         President and Chief Executive
         Officer, Spirit Homes, Inc.               50      1985       738,018<F4>           2.45%

     (C) Truman Arnold
         Chairman and Chief Executive
         Officer, Truman Arnold Companies, Inc.    59      1994       910,426<F5>           3.02%

     (B) William H. Bowen
         Retired Chairman of the Company;
         Dean, University of Arkansas at
         Little Rock School of Law                 73      1971       659,904<F3><F6>       2.19%

     (A) Peggy Clark
         Manager/Partial Owner,
         Clark Timberlands                         47      1994         1,483                .01%

     (A) Robert G. Cress
         Chairman and Chief Executive Officer,
         J.A. Riggs Tractor Company                64      1985        27,722                .09%

     (B) Cecil W. Cupp, Jr.
         Retired Chairman,
         Arkansas Bank & Trust Company             72      1990       744,603<F7>           2.46%

     (D) Barnett Grace
         Chairman, President and Chief Executive
         Officer of the Company                    52      1981       431,928<F3><F8>       1.43%

     (C) Frank D. Hickingbotham
         Chairman,
         TCBY Enterprises, Inc.                    60      1995     1,408,615               4.67%


                                                                                       Percentage
                                                                      Common Stock       of Common
           Name and Principal Occupation                 Director     Beneficially         Stock
                 or Employment<F1>                Age     Since         Owned<F2>       Outstanding
         -------------------------------------   -----   --------   -----------------   -----------
     (A) Walter E. Hussman, Jr.
         Publisher,
         Arkansas Democrat-Gazette                 50      1994         2,089<F9>            .01%
         -------------------------

     (C) Frederick E. Joyce, M.D.
         Physician                                 62      1994       228,786                .76%

     (D) Jack G. Justus
         Executive Vice President,
         Arkansas Farm Bureau Federation           65      1984         7,512<F10>           .03%

     (A) William M. Lemley
         Retired Associate Professor of
         Accounting, Arkansas Tech University      69      1987        31,785<F11>           .11%

     (D) Michael W. Murphy
         President,
         Marmik Oil Company                        49      1985         9,290<F12>           .03%

     (A) Sam C. Sowell
         Chairman,
         Harvey Press, Inc.                        63      1976        27,185<F13>           .09%

     (C) Paul D. Tilley
         President and Chief Executive Officer,
         Highland Resources, Inc.                  55      1989       130,042<F14>           .43%
---------------

(A)  Nominee for election at this year's Annual Meeting for a three year term.

(B)  Nominee for election at this year's Annual Meeting for a one year term.

(C)  Term expires at Annual Meeting in 1998.

(D)  Term expires at Annual Meeting in 1999.

<F1> All persons have been engaged in the occupation identified in the foregoing table for at least five years with the exception of William H. Bowen, Cecil W. Cupp, Jr., and William M. Lemley  Mr. Bowen's
     retirement was effective December 31, 1990, and his employment with the University of Arkansas School of Law began in July 1995.  Mr. Bowen also served as president and chief executive officer to
     Healthsource Arkansas Ventures, Inc., from September 1993 to December 1995.  Mr. Lemley's retirement was effective May 16, 1992.  Mr. Cupp's retirement was effective December 31, 1994.

<F2> All shares listed are owned of record, except as described in notes (3) through (14).

<F3> Includes interests in the Company's common stock under the Company's payroll based stock ownership plan and employee stock ownership plan as of December 31, 1995, which interests include sole voting power with respect to the shares, as follows: Mr. Bowen (28,793) and Mr. Grace (29,373).

<F4> John W. Allison owned of record 608,073 shares; 16,638 shares were owned by his wife; 15,873 shares, for which Mr. Allison and his wife have custodial power, were owned by Mr. Allison's children and grandchildren; 97,434 shares were owned by Capital Buyers, Inc., of which Mr. Allison is president.

<F5> Truman Arnold owned of record 552,867 shares; 85,706 shares, of which Mr. Arnold has the right to direct the voting, were owned by a trust; 231,000 shares were owned by Truman Arnold Companies, Inc., of which Mr. Arnold is chairman and chief executive officer; 40,853 shares, of which Mr. Arnold has the right to direct the voting, were owned by Truman Arnold Companies, Inc., Retirement Trust.

<F6> William H. Bowen owned of record 544,398 shares; 86,713 shares were owned by his wife.

<F7> 741,513 shares were owned by a trust for which Cecil W. Cupp, Jr. is trustee with the right to vote such shares; 3,090 shares were owned by a trust for which his wife is trustee with the right to vote such shares.

<F8> Barnett Grace owned of record 205,047 shares; 1,810 shares were owned by his wife; 2,388 shares, for which Mr. Grace has custodial power, were owned by Mr. Grace's children; 92,208 shares were owned by various trusts for which Mr. Grace is trustee with the right to vote such shares.  Includes exercisable options granted under the 1987 Incentive and Nonqualified Stock Option Plan of 101,102.

<F9> Walter E. Hussman, Jr., owned of record 1,510 shares; 579 shares were owned by various trusts for which
     Mr. Hussman is trustee with the right to vote such shares.

<F10>Jack G. Justus owned 7,512 shares jointly with his wife.

<F11>William M. Lemley owned of record 3,099 shares; 28,686 shares were owned by his wife.

<F12>Michael W. Murphy owned of record 1,529 shares; 2,275 shares were owned by his wife; 5,486 shares were owned by trusts for which Mr. Murphy is trustee with the right to vote such shares.

<F13>Sam C. Sowell owned of record 10,937 shares; 16,248 shares were owned jointly with his wife.

<F14>Paul D. Tilley owned of record 3,144 shares; 126,898 shares were owned by Highland Resources, Inc., of which Mr. Tilley is president and chief executive officer.

    The following directors occupy directorships in other registered companies as indicated:

            William H. Bowen             TCBY Enterprises, Inc.

            Frank D. Hickingbotham       TCBY Enterprises, Inc.

            Frederick E. Joyce, M.D.     Southwestern Electric Power Company

            Michael W. Murphy            Murphy Oil Corporation

                               OTHER INFORMATION

    The Board of Directors of the Company held twelve meetings during 1996. The Board of Directors has Audit and Compensation committees. The Board of Directors does not have a standing nominating committee.

    The Audit Committee, which met four times during 1996, presently consists of Directors Clark, Cress, Joyce and Lemley. The functions of the Audit Committee are (a) to review and approve the adequacy of the Company's internal audit program, internal audit staff and financial organization;
(b) to evaluate the Company's internal control structure; (c) to recommend annually to the Board of Directors the appointment of independent auditors at determined fees; (d) to approve the scope of the prospective annual audit; and (e) to review the results of various examinations of the Company and its affiliates and management's response thereto.

    The Compensation Committee, which met five times during 1996, presently consists of Directors Allison, Arnold, Cress, Sowell and Tilley. The function of the Compensation Committee is to establish and review the compensation and benefits of certain officers of the Company.

    All of the incumbent members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they served during the last fiscal year, with the exceptions of Directors Hickingbotham, Hussman and Murphy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SEVEN PERSONS IDENTIFIED ABOVE AS NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest-paid executive officers during the Company's previous three fiscal years:

                                          SUMMARY COMPENSATION TABLE
                                                                          Long-term Compensation
                                                                         ------------------------
                                             Annual Compensation                  Awards
                                      ---------------------------------  ------------------------
                                                           Other Annual  Restricted    Securities   All Other
                                                           Compensation     Stock      Underlying  Compensation
 Name and Principal Position    Year  Salary($)  Bonus($)     ($)<F1>    Awards(s)($)  Options(#)     ($)<F2>
------------------------------  ----  ---------  --------  ------------  ------------  ----------  ------------
Barnett Grace                   1996    382,736   229,028           --            --    10,000           15,666
  Chairman, President and       1995    363,216   210,549           --            --    25,279<F3>       11,341
  Chief Executive Officer of    1994    357,782   164,270           --            --        --            6,032
  the Company

Jack Fleischauer, Jr.<F4>       1996    230,736   117,900           --            --     7,000            5,966
  Chairman, President and       1995    220,801   107,768           --            --    14,483<F3>        1,980
  Chief Executive Officer,      1994    129,400    91,558           --            --    22,414<F3>          870
  First Commercial Bank, N.A.,
  Little Rock, Arkansas

Edwin P. Henry                  1996    215,211   111,720           --            --     3,000           10,323
  Executive Vice President      1995    203,316    90,291           --            --    13,463<F3>        7,501
  of the Company                1994    182,333    79,235           --            --        --            5,205

Neil S. West                    1996    211,925    97,674           --            --     5,000            9,154
  Executive Officer of the      1995    199,500    69,564           --            --    19,080<F3>        6,504
  Company; Chairman and Chief   1994    182,333    52,752           --            --        --            3,128
  Executive Officer, Tyler
  Bank and Trust Company, N.A.,
  Tyler, Texas

Howard M. Qualls                1996    186,888    50,832           --            --     5,000           11,066
  Chairman, President and       1995        N/A       N/A          N/A           N/A       N/A              N/A
  Chief Executive Officer,      1994        N/A       N/A          N/A           N/A       N/A              N/A
  State First National Bank,
  Texarkana, Arkansas
---------------

<F1> Amounts representing personal benefits are not included in this table.  The Company has a policy of providing country club memberships to some of its officers.  The recipients of these items are selected by the Company's executive management.  The Company also provides a medical expense allowance to certain executive officers.  In the Company's estimation, the dollar amount of such items for the personal benefit of each named officer does not exceed the lesser of $50,000 or ten percent (10%) of the aggregate remuneration for any individual.



<F2> "All Other Compensation" for the year ended December 31, 1996, includes the following for Messrs.
     Grace, Fleischauer, Henry, West and Qualls: (i) Company contributions to the 401(k) Retirement Savings
     Plan of $3,950, $3,243, $3,950, $4,319 and $5,682 on behalf of each of the named executives, respectively, (ii) Company contributions to the Non-Qualified Deferred Compensation Plan of $10,276,
     $1,853, $4,123, $3,395 and $1,874 on behalf of each of the named executives, respectively, and (iii)
     Company contributions to the Company's group life insurance policy of $1,440, $870, $2,250, $1,440 and
     $3,510, respectively.  There is no arrangement or understanding, formal or informal, whereby the named executive officers have or will receive or be allocated an interest in any cash surrender value under the Company's insurance policy.

<F3> Reflects a five percent stock dividend paid November 15, 1996, a seven percent stock dividend paid
     January 2, 1996, and a five percent stock dividend paid January 3, 1995.

<F4> Jack Fleischauer, Jr., was employed with the Company as president and chief executive officer of First
     Commercial Bank, N.A., in May 1994.

Options Granted and Options Exercised in the Last Fiscal Year

    The following table sets forth certain information concerning options granted during 1996 to the named executive officers:

                                            OPTION GRANTS IN 1996

                                   Individual Grants
-------------------------------------------------------------------------------------
                         Number of       % of Total
                        Securities         Options                                     Grant Date Present Value
                        Underlying       Granted to    Exercise or                      as Calculated per the
                          Options       Employees in    Base Price                       Black-Scholes Option
        Name           Granted(#)<F1>   Fiscal Year     ($/Share)    Expiration Date     Pricing Model($)<F2>
---------------------  --------------  --------------  -----------  -----------------  ------------------------
Barnett Grace .......      10,000            7.6          37.25     December 17, 2006           91,300

Jack Fleischauer, Jr.       7,000            5.3          37.25     December 17, 2006           63,910

Edwin P. Henry ......       3,000            2.3          37.25     December 17, 2006           27,390

Neil S. West ........       5,000            3.8          37.25     December 17, 2006           45,650

Howard M. Qualls ....       5,000            3.8          37.25     December 17, 2006           45,650
----------

<F1> Options become exercisable with respect to 20% of the shares covered thereby on the anniversary of the grant date in 1997, 1998, 1999, 2000 and 2001.  If the Company is acquired by another company, any unexercisable portion of the options will become immediately exercisable.

<F2> Based on the Black-Scholes option pricing model as adjusted for the payment of dividends.  Valuations under the model depend on such factors as the volatility of a security's return, the level of interest rates, the relationship of the underlying stock's price to the strike price of the option, current dividends and the time remaining until the option expires.  Valuations under the same model could change if different assumptions as to factors such as volatility and interest rates were made.  Option values are dependent on the future performance of the common stock and overall stock market conditions.
     There can be no assurance that the values reflected in this table will be realized.  The specific variables used for the Black-Scholes valuation in the above table are as follows:  annual volatility of the Company's rate of return on stock of .18; risk-free interest rate of 6.3%; annual dividend yield as of date of option grant of 2.7%; and time to exercise of ten years.  The option's exercise price equals
     100% of the fair market value of the Company's stock on the date of the grant.

    The following table summarizes options exercised during 1996 and presents the value of unexercised options held by the named executive officers at December 31, 1996:

                             OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                    Value Realized     Number of Securities         Value of Unexercised
                                    (Market price     Underlying Unexercised            in-the-Money
                         Shares       at exercise      Options at 12/31/96(#)     Options at 12/31/96($)<F1>
                       Acquired on   less exercise  ---------------------------  ---------------------------
        Name           Exercise(#)     price)($)     Exercisable  Unexercisable   Exercisable  Unexercisable
--------------------   -----------  --------------  ------------- -------------  ------------- -------------
Barnett Grace ......       986          28,811          101,102        44,720      2,674,844       476,066

Jack Fleischauer, Jr.       --              --           11,863        32,034        201,983       375,818

Edwin P. Henry .....        --              --           82,093        18,310      2,322,665       197,543

Neil S. West .......        --              --           15,384        25,165        252,917       229,842

Howard M. Qualls ...        --              --            1,262        10,041         14,221        55,580
----------

<F1> Amounts represent the excess of the market value over the exercise price for all exercisable shares and all unexercisable shares at December 31, 1996.

Pension Plan

    The following table sets forth the annual life annuity payable under the Company's qualified pension plans to participating employees in the specified remuneration and years of service classification:

                                           ESTIMATED ANNUAL BENEFITS

                Final 5 Year                       Years of Service at Retirement
               Average Annual      --------------------------------------------------------------
                Compensation           15           20           25           30           35
              -----------------    ----------   ----------   ----------   ----------   ----------
                  $100,000           $25,507      $34,010      $42,512      $42,512      $42,512
                   150,000            40,507       54,010       67,512       67,512       67,512
                   200,000<F1>        40,507       54,010       67,512       67,512       67,512
                   300,000<F1>        40,507       54,010       67,512       67,512       67,512
                   400,000<F1>        40,507       54,010       67,512       67,512       67,512
                   500,000<F1>        40,507       54,010       67,512       67,512       67,512
                   600,000<F1>        40,507       54,010       67,512       67,512       67,512
----------

<F1> As required by Section 415 of the Internal Revenue Code, the qualified pension plans' payments may not provide annual benefits exceeding a maximum amount, currently $120,000.  Pursuant to Section 401(a)(17)
     of the Internal Revenue Code, annual compensation in excess of $150,000, for fiscal year 1996, cannot be taken into account in determining qualified pension plan benefits.

    Covered compensation comprises basic compensation and bonuses or incentive compensation up to 20% of basic compensation, paid to all plans' participants. The final average compensation is based on the highest five consecutive years out of the final ten years of employment. Benefits commence at age 70 1/2 or at retirement, if earlier, and continue for the lifetime of the participant. The pension benefits are on the basis of a life only annuity and are reduced for Social Security, but are not reduced by other benefits received by the participants.

    The maximum benefit under the qualified pension plans is limited by Sections 415 and 401(a)(17) of the Internal Revenue Code; however, the Company has adopted a Supplemental Executive Retirement Plan for Barnett Grace. Under this plan, Mr. Grace would receive an amount equal to the benefit payable under the Pension Plan, without regard to such limitations, less the amount actually payable under the qualified pension plan. This amount is further multiplied by a fraction, the numerator of which is the number of years of service from January 1, 1995, and the denominator of which is 15, unless Mr. Grace terminates employment within a period 45 days prior to or 24 months after a change in control of the Company, in which case the multiplier will not apply. The estimated annual benefit payable for life at age 65, which has accrued as of the date of this proxy, is $7,497. However, if the fractional reduction does not apply, the annual benefit payable for life at age 65 is $56,229.

    The estimated years of credited service at December 31, 1996, for each of the named executive officers is as follows: Barnett Grace, 25; Jack Fleischauer, Jr., 3; Edwin P. Henry, 35; Neil S. West, 4; and Howard M. Qualls, 16.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

    The Company has entered into change-in-control agreements with Messrs. Grace, Fleischauer, Henry, West and Qualls. Pursuant to the terms of such agreements, if any of these officers following a "change in control" of the Company is terminated by the Company (prior to his normal retirement date) within two years of the change in control without "cause," or if the officer resigns for "good reason" within twelve months, then such officer is entitled to receive certain cash payments from the Company. Payments shall be made under the agreements which range up to three times the participant's current base salary plus the average bonus for the past two years. Certain agreements are "grossed up" to provide for any excise tax imposed by Section 4999 of the Internal Revenue Code and the continuation of benefits for up to three years.

Remuneration of Directors

    The members of the Board of Directors are paid a fee of $350 per month for advice and assistance called for on a day-to-day basis as well as $500 per meeting for all regular and special meetings of the Board which they attend. In addition, those members of the Board who serve on Board committees are paid a fee of $400 for each meeting they attend and $175 for each meeting via telephone conference in which they participate. Those members of the Board who are also executive officers of the Company do not receive any fees.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of the following directors:
Allison, Arnold, Cress, Sowell, and Tilley. There were no committee interlocks or insider participation.

              FIRST COMMERCIAL CORPORATION'S 1996 COMPENSATION
                 COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company presents its report which documents the elements of the Company's executive compensation programs and describes the basis on which 1996 compensation determinations were made by the Committee with respect to the named executive officers in the Proxy Statement.

COMPENSATION PHILOSOPHY

    The following compensation guidelines have been adopted by the Committee and represent the general principles that the Committee considers regarding the remuneration of officers of the Company.

The compensation principles of the Company are:

 - The Company should provide a compensation package that is competitive given our relative size and performance within the banking industry. Our pay posture should enable the Company to attract and retain key executives.

 - Our incentive programs should focus attention on the Company's annual and long-term business objectives and strategy, and should focus executive behavior on meeting those goals.

 - Our pay programs should not provide incentives for our executives to take undue risks in managing the enterprise, nor lead executives to expose the Company and our customers to policies or practices that would undermine the financial strength and reputation of our institution.

 - Our pay program should provide incentive opportunities to improve overall corporate performance relative to other financial institutions with which we compete.

 - The Company should provide stock-based, long-term incentive opportunities to key executives so that executives experience a link between their performance and the returns they generate on behalf of shareholders.

COMPENSATION PROGRAM COMPONENTS

    The particular pay programs for executive officers currently in place at the Company are described below. The Committee actively administers these programs to ensure that they adhere to our compensation principles.

Base Salary

    The Committee establishes base pay levels for executives according to industry salary practices as reflected by published salary surveys. Base pay levels are determined through comparisons with other financial institutions of similar asset size to the Company with a return on assets of at least 1.00%. These comparisons are with companies contained in national, regional and local salary surveys conducted by compensation consultants. These surveys differ from the NASDAQ Financial Stocks Index which the Company uses for the performance graph appearing herein. This index was selected because it is broad-based and thus less subject to volatility on a year-to-year basis. While median levels of compensation are used in survey comparisons, experience within the Company and experience within the actual position are taken into consideration when establishing appropriate salary levels. It is generally the Committee's practice to move executives toward the midpoint of their salary range once they have attained three to five years experience within the position. Thus, executive salary increases are based on competitive practices (i.e., industry survey research), corporate guidelines (i.e., the Company's annual budget and salary administration process), and individual performance (i.e., each executive's stated personal objectives established on an annual basis in accordance with the Company's three year strategic and annual operating plans).

Annual Incentive Compensation

    All executive officers are eligible for and participate in incentive compensation plans. The purpose of the plans is to encourage the achievement of the Company's key financial and operational objectives and to directly link total cash compensation to the performance of the Company and its affiliates. In addition to a stated target award percentage for each participant, there is a threshold level of performance before any incentive pay can be generated from a plan. Basic components of the Corporate plan for Messrs. Grace and Henry include growth (earnings per share), profitability (return on average common stockholders' equity) and quality (accomplishment of personal objectives of each executive officer), each weighted equally. For 1996, the Company's Growth Factor target and the Profitability Factor target were exceeded; and for the third factor, Quality, each executive's accomplishment of personal objectives was reviewed and found to be acceptable.

    In their capacities as affiliate bank chief executive officers, Messrs. Fleischauer, West and Qualls received their incentive compensation which was determined by the performance of First Commercial Bank, N.A., Tyler Bank and Trust, N.A., and State First National Bank, Texarkana, Arkansas, respectively. Mr. West also received a portion of his incentive compensation determined by the combined performance of all affiliate banks which report to him. Basic components of the affiliate bank chief executive officer plan include bank performance indicators (return on average assets, growth in pre-tax, pre-provision for loan and lease losses income and loan portfolio rating), the Company's earnings per share and an individual rating. The bank performance is weighted 50%, with earnings per share and individual rating weighted 25% each. For 1996, the bank performance targets and earnings per share target were exceeded for each bank and the individual ratings were reviewed and found to be acceptable.

Stock Option Program

    In 1987, the Company adopted the 1987 Incentive and Nonqualified Stock Option Plan. The purpose of the Plan is to retain employees with a high degree of training, experience and ability, to attract highly qualified new employees, to encourage a sense of ownership in the Company, and to stimulate the active interest of participants in the development and financial success of the Company. The Plan allows for the issuance of incentive stock options and nonqualified stock options at no less than fair market value of the Company's stock on the date the option is granted. Options granted under the Plan vest in 20% cumulative installments after the first, second, third, fourth and fifth anniversaries of the granting of the option. No executive officer may receive in a single year more than 25% of the total number of options granted in that year or receive over the life of the Plan more than 25% of the total number of options granted over the life of the Plan.

    Prior to any grant, the Committee reviews the performance of the Company as well as the authorized and outstanding options. The Company's Board of Directors' policy is that five percent will be the maximum number of options outstanding as a percent of total shares outstanding at any one time.

DISCUSSION OF 1996 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    The following is a description of the decisions made by the Committee regarding compensation for Mr. Barnett Grace for 1996:

 - Base salary was increased to $382,736 per annum in 1996. The Committee regards Mr. Grace's pay as being appropriate considering his years of experience in this position and competitive compared to financial institutions of similar size to the Company. Mr. Grace's base compensation is reviewed annually utilizing the process discussed under the heading "Base Salary."

 - The Compensation Committee has awarded Mr. Grace an annual bonus for 1996 in the amount of $229,028. The Company has exceeded target levels established in the annual incentive plan, as described under the heading, "Annual Incentive Compensation," in terms of earnings per share growth and return on average common stockholders' equity. The Committee has deemed the 14.5% growth in earnings per share and the 15.09% return on average common stockholders' equity in comparison with Company target and peer group performance to be of a sufficient magnitude to warrant this payout under the Company's incentive plan.

SUMMARY

    The Committee's compensation decisions for the chairman and other executive officers in 1996 are consistent with the Company's performance, our stated compensation guidelines, and the provisions of our compensation programs. The Committee will continue to monitor and administer all compensation programs for the Company.

The Compensation Committee

    Sam C. Sowell, Chairperson
    John W. Allison
    Truman Arnold
    Robert G. Cress
    Paul D. Tilley

                           STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1996, with the cumulative total returns on the S&P SmallCap 600 Index and the NASDAQ Financial Stocks Index. The comparison assumes $100 was invested on December 31, 1991, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                     Comparison of First Commercial Corporation, S&P SmallCap 600 Index,
                                      and NASDAQ Financial Stocks Index

                          [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                  First Commercial   S&P SmallCap 600   NASDAQ Financial
                                  ----------------   ----------------   ----------------
                        1991          $   100.00         $   100.00         $   100.00
                        1992              109.44             121.04             143.02
                        1993              114.04             143.78             166.23
                        1994              120.82             136.92             166.62
                        1995              184.53             177.94             242.61
                        1996              237.20             215.88             311.07

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Company stock.

    Based upon a review of copies of such reports filed with the Commission and written representations that no other reports were required to be filed, it is the Company's belief that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended December 31, 1996.

    An initial ownership report was filed late for each of Bill I. Crutchfield and Douglas L. Jackson. Both individuals are current on their
Section 16(a) filings at the time of this mailing.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with executive officers of the Company, directors of the Company and principal shareholders. Loans made to members of this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $24.7 million at the highest point in 1996, which represents 5.4% of the Company's average equity capital. Such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loans do not include more than a normal risk of collectibility and do not involve any unfavorable features.

              PROPOSAL TO APPROVE THE 1997 INCENTIVE STOCK PLAN

General

    In 1987 the Company's stockholders approved the 1987 Incentive and Nonqualified Stock Option Plan. Under its terms, this plan expired on February 17, 1997. On February 18, 1997, the Company's Board of Directors adopted, subject to shareholder approval, the 1997 Incentive Stock Plan (the "1997 Plan").

    The purpose of the 1997 Plan is to promote the interests of the Company and its shareholders through the attraction and retention of executive officers and other key employees, to motivate such employees using performance-related incentives linked to longer-range performance goals, and to enable such employees to share in the long-term growth and success of the Company.

    The 1997 Plan permits the grant of nonqualified stock options, incentive stock options (intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, bonus stock, and any other stock unit awards as the committee administering the 1997 Plan may determine under its sole and complete discretion at the time of grant.

    The 1997 Plan shall be administered and interpreted by a committee (the "Committee") consisting of the members of the Compensation Committee of the Company's Board of Directors. The Compensation Committee currently is composed of individuals who are non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Commission, and all of whom are outside directors as defined in applicable Treasury Regulations. The Committee in its sole and complete discretion shall determine those employees who shall be eligible for participation under the 1997 Plan. Subject to certain restrictions, the Committee has broad authority to determine the terms and conditions upon which awards may be granted, including, among other things, when they may be granted, their duration, and conditions for their exercise and forfeiture.

    Participants shall include officers and other key employees of the Company or its subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. The maximum aggregate number of shares that may be issued pursuant to awards made under the Plan shall not exceed 1,200,000 shares of the Company's common stock, which may be in any combination of options, restricted stock, restricted stock units, performance shares, bonus shares, or any other right or option. No participant in the Plan may receive an award which would cause such participant to be issued more than twenty-five percent (25%) of the total number of shares issued over the life of the 1997 Plan.

Stock Options

    The Committee from time to time may grant stock options to key employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of option granted, the option price, the duration of the option, the number of shares to which an option pertains, any conditions imposed upon the exercisability of the options, the conditions under which the option may be terminated and any such other provisions as the Committee may deem to be warranted. The Committee shall determine whether the option is intended to be an incentive stock option within the meaning of Section 422A of the Code, or a nonqualified stock option not intended to be within the provisions of Section 422A of the Code. The option price per share for any options granted under the 1997 Plan shall not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant of the option.

    The 1997 Plan provides that in the event of a "Change in Control," all outstanding options that have not previously terminated, expired, lapsed or forfeited shall become immediately vested and, if they are not yet exercisable, shall become immediately exercisable. A Change in Control is deemed to have occurred under the 1997 Plan if (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the voting power of the Company's then outstanding securities; (ii) the Company shall enter into a merger, consolidation, share exchange, division or other reorganization or transaction of the Company unless such transaction results in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least sixty percent (60%) of the combined voting power immediately after such transaction of either (a) the Company's outstanding securities, (b) the surviving entity's outstanding securities or (c) in the case of a division, the outstanding securities of each entity resulting from the division; (iii) the shareholders of the Company approve a plan of liquidation or a sale of all or substantially all of the Company's assets; or (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board.

    The option price shall be payable to the Company in cash or by delivery of already-owned shares of common stock of the Company, or by a combination of the foregoing. Additionally, the Company may, but shall not be required to, cooperate in cashless exercises of options whereby the participant through the use of a brokerage firm makes payment to the Company of the option price either from the proceeds of a loan obtained through the brokerage firm or from the proceeds of the sale of stock issued pursuant to the exercise of the option.

Stock Appreciation Rights

    The Committee from time to time may grant freestanding stock appreciation rights or stock appreciation rights in tandem with an option.
A stock appreciation right gives the grantee the right to receive an amount equal to the excess of the fair market value of a share of the Company's common stock as determined on the date of exercise over the fair market value of a share on the date of grant of the stock appreciation right. The exercise price of a stock appreciation right shall not be less than 100% of the fair market value of the common stock on the date of grant. The Committee shall determine whether the appreciation is paid in cash or stock, or a combination thereof.

Restricted Stock and Restricted Stock Units

    The Committee from time to time may grant shares of restricted stock and restricted stock units to participants under the 1997 Plan. The Committee shall determine the restrictions to be applied, the period of restriction, and the number of shares of restricted stock granted. Conditions for removal of the restrictions may include, but shall not be limited to, achievement of business or financial goals of the Company such as absolute or relative increases in total shareholder returns, revenues, sales, net income, or net worth of the Company or any of its subsidiaries.
Participants receiving restricted stock and restricted stock unit awards are not required to pay the Company for such awards other than the rendering of services and/or until other considerations are satisfied as determined by the Committee in its sole discretion. Participants to whom restricted stock is granted are entitled to all other benefits of stockholders, including the receipt of dividends and voting rights.

Performance-Based Awards

    The Committee from time to time may issue performance awards in the form of either performance units or performance shares to participants subject to such performance goals and performance periods as the Committee shall determine. Participants receiving performance awards are not required to pay the Company for such awards other than the rendering of services. The Committee shall determine the number and value of performance units or performance shares granted to each participant as a performance award. The Committee shall set performance goals in its discretion for each participant who is granted such an award. The extent to which such performance goals are met will determine the value of the performance unit or performance shares. Such performance goals may be particular to a participant, may relate to the performance of the Company or the subsidiary which employs the participant, may be based on the performance of the Company generally, or a combination of the foregoing. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably situated. Payment of the amount to which a participant shall be entitled upon the settlement of a performance award shall be made in cash, stock, or a combination thereof as determined by the Committee.

Bonus Stock

    The Committee from time to time may award shares of bonus stock to participants under the 1997 Plan without cash consideration. Such awards may or may not, in the discretion of the Committee, be subject to performance criteria.

Performance-Based Compensation in General

    Section 162(m) of the Code prevents public corporations from deducting as a business expense that portion of compensation exceeding $1,000,000 paid to a named executive officer (i.e., any individual named in the Summary Compensation Table included in a proxy statement). This deduction limit does not apply, however, to "performance-based compensation." Performance-based compensation is compensation that is paid solely on account of the attainment of one or more preestablished, objective performance goals. It is the Company's intention with respect to awards made to named executive offices under the 1997 Plan that such awards will be deemed to be performance-based compensation.

    Stock options and stock appreciation rights awarded under the 1997 Plan will be performance-based compensation because the exercise price of such awards may not be less than the fair market value of a share of Company common stock on the date of grant. Any other awards made to named executive officers under the 1997 Plan will be performance-based compensation because such awards will be subject to the attainment of preestablished objective performance goals including: (i) total stockholder return (stock price appreciation plus dividends), (ii) net income, (iii) earnings per share,
(iv) return on sales, (v) return on equity, (vi) return on assets, (vii) increase in the market price of the Company's common stock or other securities of the Company, (viii) the performance of the Company in any of the items mentioned in clauses (i) through (vii) in comparison to the average performance of companies combined into a Company-constructed peer group established before the beginning of the performance period.

    All performance measures for a relevant performance period shall be established by the Committee in writing prior to the beginning of the performance period or by such other later date as may be permitted under
Section 162(m) of the Code. Performance measures may be based on one or more of the business criteria listed above. No performance measures shall allow for any discretion by the Committee to increase any award, but discretion to lower awards is permissible. The payment of any award under the 1997 Plan to a named executive officer with respect to a relevant performance period shall be contingent upon written certification by the Committee prior to any such payment that the applicable performance measure relating to the award has been satisfied. Failure of stockholders to approve the 1997 Plan shall result in no awards being granted to named executive officers under the 1997 Plan.
Tax Information

    As discussed above, some of the stock options issuable under the 1997 Plan are intended to constitute "incentive stock options" within the meaning of Section 422A of the Code, while other stock options granted under the

1997 Plan will be "non-qualified stock options." Under currently applicable provisions of the Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the 1997 Plan, nor will the Company be entitled to a tax deduction at that time.
Upon the exercise of a nonqualified stock option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee. Upon the exercise of an incentive stock option, there is no regular income tax recognized by the optionee at the time of exercise, except if the exercise price is less than the stock's fair market value at the time of exercise, the difference is a tax preference item for minimum tax purposes. If the stock is held at least one
(1) year following the exercise date and at least two (2) years from the date of grant of the option, the optionee will realize a capital gain or loss upon sale, measured as the difference between the exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed by the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

    Upon the exercise of a stock appreciation right, the grantee recognizes as taxable income an amount equal to any cash received plus an amount equal to the fair market value of any stock received. The Company is entitled to a deduction for federal tax purposes in an amount equal to the income recognized by the grantee.

    At the time restricted stock or bonus stock granted under the 1997 Plan is either transferable or no longer subject to a substantial risk of forfeiture, the grantee recognizes taxable income in an amount equal to the then fair market value of the stock. However, the grantee may make an election to be taxed as of the date the restricted stock or bonus stock is granted, in which case the grantee recognizes taxable income in an amount equal to the fair market value of the stock as of the grant date.

Other Matters

    The 1997 Plan terminates February 17, 2007. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, any requirement under Section 16(b) of the Securities Exchange Act of 1934, or any requirement for the performance-based compensation exception under
Section 162(m) of the Code.

    Approval of the 1997 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions will not be counted as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1997 INCENTIVE STOCK PLAN.

                   RELATIONSHIP WITH INDEPENDENT AUDITORS

    The principal auditors for the Company is the independent certified public accounting firm of Ernst & Young LLP. The Audit Committee recommended to the Board of Directors the appointment of Ernst & Young LLP to examine the Company's consolidated financial statements for the year ended December 31, 1996. The Company has been advised by Ernst & Young LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationships that exist between independent auditors and clients. The Audit Committee will recommend to the Board of Directors the principal auditors for the year ended December 31, 1997, at the Board's July 1997 meeting.

    Representatives of Ernst & Young LLP will be present at the shareholders' meeting, will have an opportunity to make a statement to the shareholders, if desired, and will be available to respond to appropriate questions from shareholders.

                                OTHER MATTERS

    So far as is now known to the management of the Company, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the attached Proxy will have discretionary authority to vote all proxies in accordance with their judgment.

                            FINANCIAL STATEMENTS

    Financial statements of the Company appear in the Company's 1996 Annual Report to Shareholders which is being delivered herewith.

                            SHAREHOLDER PROPOSALS

    Shareholder proposals, if any, to be included in the Company's 1998 Proxy Statement and presented at the Company's 1998 annual meeting of shareholders must be received by the Company at its office in Little Rock, Arkansas, addressed to the Secretary, not later than November 17, 1997.

                                         By Order of the Board of Directors,

                                          /s/ Donna Rogers

                                         Donna B. Rogers, Secretary

Little Rock, Arkansas
March 17, 1997

                                 APPENDIX A

                             PROXY CARD [FRONT]

                         FIRST COMMERCIAL CORPORATION
                          First Commercial Building
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         Telephone No. (501) 371-7000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    PROXY

    The undersigned hereby appoints Guy Amsler, Jr. and James H. Rice, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of First Commercial Corporation, held of record by the undersigned on February 20, 1997, at the annual meeting of shareholders to be held on April 15, 1997, or any adjournment thereof.

A vote "FOR" the following proposals is recommended by the Board of Directors.

1.  ELECTION OF DIRECTORS

  [   ]  FOR all nominees listed below            [   ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)        to vote for all
                                                         nominees

  (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list below.)

  Nominees:

 WILLIAM H. BOWEN  *  PEGGY CLARK  *  ROBERT G. CRESS  *  CECIL W. CUPP, JR.
       WALTER E. HUSSMAN, JR.  *  WILLIAM M. LEMLEY  *   SAM C. SOWELL

2. To approve and ratify the adoption by the Board of Directors of the 1997 Incentive Stock Plan.

            [   ]  FOR          [   ]  AGAINST      [   ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           (Continued on other side)

                              PROXY CARD [BACK]

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated                         , 1997
         ------------------------          ---------------------------------
                                            Signature

                                           ---------------------------------
                                            Signature if jointly held

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS PROXY PROMPTLY
                                           USING THE ENCLOSED ENVELOPE.

                                 APPENDIX B

                         FIRST COMMERCIAL CORPORATION
                          1997 INCENTIVE STOCK PLAN

Section 1.  Purpose

First Commercial Corporation(hereinafter referred to as the "Company") hereby establishes the 1997 Incentive Stock Plan (the "Plan") to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to longer range performance goals and the interests of Company shareholders; and (iii) enabling of such employees to share in the long term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock based forms of awards as the Committee may determine under its sole and complete discretion at the time of grant.

Section 2.  Definitions

Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

2.2 "Agreement" means a written agreement which sets forth the terms of each Award and is signed by an authorized officer of the Company.

2.3 "Award" means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock or other Stock Unit Awards.

2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan

2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d 3 under the Exchange Act.

2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan expressed as a Share of Common Stock which may or may not be subject to restrictions.

2.8 "Cashless Exercise" means the exercise of an option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the option, and upon receipt of such payment, the Company delivers the exercised shares to the brokerage firm.

2.9 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) any person or persons (as defined in Section 3(a)(9) of the Exchange Act, and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) acting together, excluding employee benefit plans of the Employer, are or become the "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) the Company's shareholders approve (or, in the event no approval of the Company's shareholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company's outstanding securities, (ii) the surviving entity's outstanding securities, or
          (iii) in the case of a division, the outstanding securities of each entity resulting from the division; or

     (c) the shareholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or

     (d) during any period of twenty four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.11 "Committee" means the Compensation Committee of the Board which will administer the Plan pursuant to Section 3 herein.

2.12 "Common Stock" or "Stock" means the Common Stock of the Company, with a par value of $3.00 per share, or such other security or right or instrument into which such common stock may be changed or converted in the future.

2.13 "Company" means First Commercial Corporation, including all Affiliates and wholly owned Subsidiaries, or any successor thereto.

2.14 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

2.15 "Department" means the Human Resources Department of the Company.

2.16 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

2.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "Total Disability" in the Disability Plan of the Company currently in effect and as amended from time to time, or (ii) a determination by the Committee of "Total Disability," based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

2.18 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed, or the elimination of the Participant's position at the Company's discretion.

2.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65, as approved by the Committee.

2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.21 "Executive Officer" means any employee designated by the Company as an officer or any employee covered by Rule 16b 3 of the Exchange Act.

2.22 "Fair Market Value" means, on any given date, the (i) average of the closing bid and ask price as reported by the Nasdaq National Market on that date or (ii) if the stock hereafter becomes listed on a stock exchange, the closing price of Stock as reported on the exchange on such day or, if no Shares were traded on the exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select.

2.23 "Full time Employee" means an employee designated by the Company's Department as being a "permanent, full time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part time, temporary, or contract employees or consultants to the Company.

2.24 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

2.25 "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

2.26 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

2.27 "Normal Retirement" means the retirement of any Participant at age 65 or at some earlier date if approved by the Committee.

2.28 "Option" means an Incentive Stock Option or a Nonqualified Stock
     Option.

2.29 "Other Stock Unit Award" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

2.30 "Participant" means a Key Employee who has been granted an Award under the Plan.

2.31 "Performance Criteria" or "Performance Goals" or "Performance Measures" mean the objectives for a Performance Period established by the Committee based upon Stockholder Approved Standards, for the purpose of determining when an Award subject to such objectives are earned.

2.32 "Performance Award" means a performance based Award, which may be in the form of either Performance Shares or Performance Units.

2.33 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

2.34 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

2.35 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement.

2.36 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

2.37 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

2.38 "Plan" means the First Commercial Corporation 1997 Incentive Stock Plan as herein described and as hereafter from time to time amended.

2.39 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

2.40 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

2.41 "Rule 16b 3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34 37260 (May 31, 1996), or any successor rule as amended from time to time.

2.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

2.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.44 "Stock" or "Shares" means the Common Stock of the Company.

2.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

2.46 "Stock Unit Award" means an award of Common Stock or units granted under Section 11.

2.47 "Stockholder Approved Standard" means any pre established objective performance goal qualifying under Section 162(m) and approved by the shareholders of the Company in accordance with Section 162(m), including (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities of the Company, (h) the performance of the Company in any of the items mentioned in clause (a) through (g) in comparison to the average performance of companies combined into a Company constructed peer group established before the beginning of the performance period.

2.43 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

Section 3.  Administration

3.1  The Committee.  The Plan shall be administered and interpreted by the
-------------------
Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical for types of awards nor for the same type of award to different participants; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

3.2  Selection of Participants.  The Committee shall have sole and complete
-------------------------------
discretion in determining those Key Employees who shall participate in the Plan. The Committee may request recommendations for individual awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

3.3  Committee Decisions.  All determinations and decisions made by the
-------------------------
Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or shareholders prior to any such sale, award or grant.

3.4  Rule 16b 3 Requirements.  Notwithstanding any other provision of the
-----------------------------
Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b 3 under the Exchange Act, as amended (or any successor or similar rule), or Section 162(m) of the Internal Revenue Code.

3.5  Indemnification of Committee.  In addition to such other rights of
----------------------------------
indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

Section 4.  Eligibility

The Committee in its sole and complete discretion shall determine the Key Employees, including officers, who shall be eligible for participation under the Plan, subject to the following limitations: (i) no non Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan;
(iii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate under the Plan; and (iv) only Full time Employees shall be eligible to participate under the Plan.

Section 5.  Shares Subject to the Plan

5.1  Number of Shares.  Subject to adjustment as provided in Section 5.4
----------------------
herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed One Million Two Hundred Thousand (1,200,000) Shares of Stock, which may be in any combination of Options; Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, or any other right or option. No Participant may receive an Award which would cause such Participant to be issued more than 25% of the total number of Shares issued over the life of the Plan. Shares of Stock may be available from the authorized, but unissued Shares of Stock or treasury Shares. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

5.2  Lapsed Awards of Forfeited Shares.  In the event that (i) any Option or
---------------------------------------
other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

5.3  Delivery of Shares as Payment.  In the event a Participant pays for any
-----------------------------------
Option or other Award granted under the Plan through the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant, subject to Rule 16b 3 under the Exchange Act as interpreted by the Securities and Exchange Commission or its staff.

5.4  Capital Adjustments.  The number and class of Shares subject to each
-------------------------
outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non specified events. Such specified events are discussed herein this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate such adjustments.

(a) If the outstanding shares of the Company are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Share, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split up, spin off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(c)  Any adjustment made by the Committee pursuant to the provisions of this
     Section 5.4, subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

Section 6.  Stock Options

6.1  Grant of Stock Options.  Subject to the terms and provisions of the
----------------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code. Notwithstanding the foregoing and any other provision in this Plan or an Agreement to the contrary, in the event of a Change in Control, all outstanding Options granted pursuant to this Plan which have not previously terminated, expired, lapsed or forfeited shall become immediately vested and, if they are not yet exercisable pursuant to the terms of the Agreement, shall become immediately exercisable.

6.2  Option Price.  The exercise price per share of Stock covered by an
------------------
Option ("Option Price") shall be determined at the time of grant by the Committee, subject to the limitation that the Option Price shall not be less than 100% of Fair Market Value of the Stock on the Grant Date.

6.3  Exercisability.  Options granted under the Plan shall be exercisable at
--------------------
such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or disability of the Participant, or a Change in Control of the Company), nor after the expiration of ten years from the Grant Date.

6.4  Method of Exercise.  Options shall be exercised by the delivery of a
------------------------
written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "Cashless Exercise" of the Option. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Shares with respect to which the option is exercised, issued in the Participant's name.

Section 7.  Stock Appreciation Rights

7.1  Grant of Stock Appreciation Rights.  Subject to the terms and
----------------------------------------
provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or disability of the Participant, or a change in control of the Company), nor after the expiration of ten years from the Grant Date.

7.2 Price.  The exercise price of each Stock Appreciation Right shall be
----------
determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Stock on the Grant Date.

7.3  Exercise.  The Participant is entitled to receive an amount equal to
--------------
the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right.

7.4  Payment.  Payment upon exercise of the Stock Appreciation Right shall
-------------
be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

Section 8.  Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock.  Subject to the terms and provisions of the
-------------------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock and Restricted Stock Unit Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services and/or until other considerations are satisfied as determined by the Committee at its sole discretion.

8.2  Restricted Stock Agreement.  Each Restricted Stock and Restricted Stock
--------------------------------
Unit grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, including, but not limited to, absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such Shares under the Plan are listed.

8.3  Nontransferability.  Except as provided in this Section 8, the Shares
------------------------
of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement.

8.4  Removal of Restrictions.  Except as otherwise noted in this Section 8,
-----------------------------
Restricted Stock and Restricted Stock Units covered by each Award made under the Plan shall be provided and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 8, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of the Company. Any shares of Restricted Stock or Restricted Stock Units issued pursuant to this
Section 8, shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction would permit the removal of restrictions on no more than one third (1/3) of the shares of Restricted Stock or Restricted Stock Units at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one third (1/3) of the shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock or Restricted Stock Units during the first year following the Grant Date. If the grant of Restricted Stock or Restricted Stock Units is performance based, the total Restricted Period for any or all shares or units of Restricted Stock and Restricted Stock Units so granted shall be no less than one (1) year.

8.5  Voting Rights.  During the Period of Restriction, Participants in whose
-------------------
name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

8.6  Dividends and Other Distributions.  During the Period of Restriction,
---------------------------------------
Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

Section 9.  Performance Based Awards

9.1  Grant of Performance Awards.  Subject to the terms and provisions of
---------------------------------
the Plan and applicable law, the Committee at any time and from time to time may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Goals and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services.

9.2  Value of Performance Awards.  The Committee shall determine the number
---------------------------------
and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employees him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement.

9.3  Settlement of Performance Awards.  After a Performance Period has
--------------------------------------
ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Committee and set forth in the Agreement have been satisfied.

9.4  Form of Payment.  Payment of the amount to which a Participant shall be
---------------------
entitled upon the settlement of a Performance Award shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

Section 10.  Bonus Stock

Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may award shares of Bonus Stock to participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock awarded under the Plan shall be unencumbered of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 9. In the event the Committee assigns any restrictions on the shares of Bonus Stock awarded under the Plan, then such shares shall be subject to at least the following restrictions:

    (a) No shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such shares are subject to restrictions which have not lapsed or have not been vested.

    (b) If any condition of vesting of the shares of Bonus Stock are not met, all such shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

Section 11.  Other Stock Unit Awards

11.1  Grant of Other Stock Unit Awards.  Subject to the terms and provisions
---------------------------------------
of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

11.2  Rules.  The Committee, in its sole and complete discretion, may grant
------------
a Stock Unit Award subject to the following rules:

    (a) Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b 3 under the Exchange Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date.

    (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

    (c) The Committee, in its sole and complete discretion, may establish certain performance criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

    (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

    (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

Section 12.  Special Provisions Applicable to Covered Participants

Awards subject to performance criteria paid to Covered Participants under this plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 8, 9, 10 and 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 8, 9, 10 and 11, the conditions of this Section 12 shall prevail.

    (a) All Performance Measures for a relevant Performance Period shall be established by the Committee in writing based upon one or more of the Stockholder Approved Standards prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code.

    (b) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

    (c) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment any such Award that such applicable Performance Measure relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

    (d) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this
    Section 12.

Section 13.  General Provisions

13.1  Plan Term.  The Plan was adopted on February 18, 1997 by the Board.
----------------
Subject to shareholder approval, the Plan shall be effective on February 18, 1997; however, no Stock, rights or Options may be sold, awarded or granted under the Plan until the Company is in receipt of a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan. Any Stock, rights, or Options granted under this Plan shall be granted subject to stockholder approval of the Plan.

The Plan terminates February 17, 2007; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

13.2  Withholding.  The Company shall have the right to deduct or withhold,
------------------
or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

13.3  Awards.  Each Award granted under the Plan shall be evidenced in a
-------------
corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award.

13.4  Nontransferability.  No Award granted under the Plan may be sold,
-------------------------
transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award under this Plan.

13.5  Exercisability of Awards.  All rights with respect to Awards granted
-------------------------------
to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

13.6  No Right to Employment.  No granting of an Award shall be construed as
-----------------------------
a right to employment with the Company.

13.7  Rights as Shareholder.  Subject to the Award provisions, no
----------------------------
Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such shares provided herein and in the related Agreement of any Restricted Stock Award, Restricted Stock Unit Award, Bonus Stock Award or Option Stock Award. As such, unless contrary to the provisions herein or in any such related Award Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant remains the owner of such stock.

13.8  Amendment of Plan.  The Committee or Board of Directors may amend,
------------------------
suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a requirement for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based compensation exception under Section 162(m) of the Code. The Committee in its discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

13.9  Amendment of Award.  In its sole and complete discretion, the
-------------------------
Committee may at any time amend any Award for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Award, are made prior to the Date of Grant, and such additions and/or changes have some effect on the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

13.10  Exemption from Computation of Compensation for Other Purposes.  By
---------------------------------------------------------------------
acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be in agreement that all such Awards or grants will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

13.11  Legend.  In its sole and complete discretion, the Committee may elect
--------------
to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

13.12  Certain Participants.  All Award Agreements for Participants subject
----------------------------
to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b 3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b 3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) of the Code, unless the Committee in its discretion determines that any such Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

13.13  Restriction on Awards.  In the event a Participant has received a
-----------------------------
hardship distribution from a Company plan which is qualified under Section 401 (a) of the Code with a Section 401(k) cash or deferred arrangement that permits hardship withdrawals, then, as proscribed under the Code or by the Internal Revenue Services' interpretation of the Code, such Participant must cease all elective and employee contributions under the Plan for twelve months following the hardship distribution.

13.14 Change in Control.  In the event of a Change in Control, the Committee
------------------------
may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

13.15  Construction of the Plan.  The Plan, and its rules, rights,
--------------------------------
agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Arkansas. If the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.